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                                                                  Exhibit 23.8



                              Consent of KPMG LLP




The Board of Directors
USA Networks, Inc.

We consent to the use of our report dated February 24, 1995 on the combined statements of income, cash flows and changes in partners' equity of USA Networks for the year ended December 31, 1994 included herein.

                                             /s/  KPMG LLP

New York, New York
January 26, 1999